Exhibit 99.7

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously disclosed, Prairie Operating Co. (the “Company”) entered into an asset purchase agreement, dated January 11, 2024 (the “NRO Agreement”), by and among the Company, Nickel Road Development LLC, Nickel Road Operating LLC (“NRO”), and Prairie Operating Co., LLC (“Prairie LLC”), to acquire certain assets of NRO for total consideration of $94.5 million (the “Purchase Price”), subject to certain closing price adjustments and other customary closing conditions (the “NRO Acquisition”). The Purchase Price consisted of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9.0 million of the Purchase Price into an escrow account on January 11, 2024 (the “Deposit”).

On August 15, 2024, the Company and NRO agreed to amend certain terms of the NRO Agreement, (the “Amended NRO Agreement”). As a result, the total consideration was reduced to $84.5 million cash, subject to certain closing price adjustments and other customary closing conditions, and the deferred cash payments were removed (the “Amended Purchase Price”). Additionally on August 15, 2024, $6.0 million of the Deposit was released to NRO and $3.0 million was returned to the Company.

On October 1, 2024, the Company closed the NRO Acquisition and paid $49.6 million to the Sellers in cash reflecting the purchase price as adjusted for Deposit and customary closing price adjustments. In December 2024, the Company completed the final settlement with NRO, resulting in NRO paying the Company $2.6 million, (together with the Deposit and the $49.6 million paid on October 1, 2024, the “Final Purchase Price”).

On February 6, 2025, the Company entered into an asset purchase agreement (the “Bayswater PSA”) by and among the Company and Bayswater Resources, LLC and affiliates (the “Bayswater Entities”) to acquire certain assets for a total consideration of $602.75 million (the “Bayswater Purchase Price”), subject to certain closing price adjustments and other customary closing conditions (the “Bayswater Acquisition”).

The Company is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the following:

(i)	the NRO Acquisition;

(ii)	the Bayswater Acquisition;

(iii)	the sale of all of the Company’s cryptocurrency miners (the “Mining Equipment”) and the assignment of all of the Company’s rights and obligations under the Master Services Agreement, dated February 16, 2023, by and between Atlas Power Hosting, LLC and the Company, to a private purchaser pursuant to an asset purchase agreement, dated January 23, 2024 (the “Crypto Sale”); and

(iv)	the merger of Creek Road Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly owned subsidiary of the Company pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among the Company, Merger Sub and Prairie LLC (the “Merger” and collectively, with the closing of the NRO Acquisition, the Bayswater Acquisition, and the Crypto Sale, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and presents the combination of historical financial information of the Company and Prairie LLC, adjusted to give effect to the Transactions, subsequent events thereto (the “Subsequent Events”) as described in Note 4– Subsequent Events below, and the financing transactions thereto (“Financing Transactions”) described in Note 8 – Financing below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheet of the Company and the historical consolidated balance sheet of NRO as of September 30, 2024, on a pro forma basis as if the Transactions, the Subsequent Events, described in Note 4 – Subsequent Events below, and the Financing Transactions described in Note 8 – Financing below had been consummated on September 30, 2024.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 combine the historical statements of operations of the Company, the historical statements of operations of Creek Road Miners, Inc., the historical consolidated statements of operations of NRO, and the historical statement of revenue and direct operating expenses of Bayswater, as applicable, on a pro forma basis as if the Transactions, the Subsequent Events, described in Note 4 – Subsequent Events below, and the Financing Transactions described in Note 8 – Financing below had been consummated on January 1, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with:

(a)	the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2024;

(b)	the Company’s unaudited historical condensed consolidated financial statements and related notes for the nine months ended September 30, 2024 included in its Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 8, 2024;

(c)	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2023, filed with the SEC on March 20, 2024;

(d)	NRO’s unaudited consolidated financial statements for the nine months ended September 30, 2024, included in the Company’s Current Report on Form 8-K, filed with the SEC on November 27, 2024;

(e)	NRO’s audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on March 19, 2024;

(f)	the exhibit entitled “Information About NRO” included in the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024;

(g)	Bayswater’s unaudited statement of revenue and direct operating expenses for the nine months ended September 30, 2024, included in the Company’s Current Report on Form 8-K, filed with the SEC on February 6, 2025;

(h)	Bayswater’s audited statement of revenue and direct operating expenses for the years ended December 31, 2023 and December 31, 2022, included in the Company’s Current Report on Form 8-K, filed with the SEC on February 6, 2025; and

(i)	the exhibit entitled “Management’s Discussion and Analysis of the Financial Condition and Results of Operations of the Acquired Properties” included in the Company’s Current Report on Form 8-K, filed with the SEC on February 6, 2025.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions, Subsequent Events, described in Note 4 – Subsequent Events below, or the Financing Transactions described in Note 8 – Financing below occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information do not project the Company’s future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations, and are subject to change as additional information becomes available and analyses are performed.

Description of the Merger and Related Transactions

On May 3, 2023 (the “Merger Closing Date”), the Company completed the Merger, and upon consummation thereof, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” Prior to the consummation of the Merger, the Company effectuated certain restructuring transactions in the following order and issued an aggregate of 3,860,898 shares of Common Stock (excluding shares reserved for issuance and unissued subject to certain beneficial ownership limitations) and 4,423 shares of Series D preferred stock, par value $0.01 per share (“Series D Preferred Stock”):

(i)	the Company’s Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), and Series C preferred stock, par value $0.0001 per share (“Series C Preferred Stock”), plus accrued dividends, were converted, in the aggregate, into shares of Common Stock;

(ii)	the Company’s 12% senior secured convertible debentures (the “Original Debentures”), plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) the 12% amended and restated senior secured convertible debentures (collectively, the “AR Debentures”) in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock;

(iii)	accrued fees payable to the certain members of the board of directors of the Company in the amount of $110,250 were converted into shares of Common Stock;

(iv)	accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital, LLC (“Bristol Capital”) were converted into shares of Common Stock; and

(v)	all amounts payable pursuant to certain convertible promissory notes were converted into shares of Common Stock.

At the effective time of the Merger, all membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 2,297,668 shares of Common Stock.

The Merger was accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger. See Note 1 - Basis of Pro Forma Presentation for further discussion. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Merger Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information. The pro forma adjustments do not consider borrowings, financings and other transactions that may have occurred subsequent to December 31, 2023 other than the Subsequent Events described in Note 4 – Subsequent Events below and reflected in the pro forma financial information, nor do they reflect anticipated financings or other transactions that may occur in the future, other than the Series F Preferred Stock and the issuance of convertible debt.

NRO Acquisition

On January 11, 2024, the Company entered into the NRO Agreement to acquire the assets of NRO for the Purchase Price, subject to certain closing price adjustments and other customary closing conditions. The Purchase Price consisted of $83.0 million in cash and $11.5 million in deferred cash payments. The Company deposited $9.0 million of the Purchase Price into an escrow account.

On August 15, 2024, the Company and NRO entered into the Amended NRO Agreement. As a result, the purchase price was amended to $84.5 million cash, subject to certain closing price adjustments and other customary closing conditions, and the deferred cash payments were removed. Additionally on August 15, 2024, $6.0 million of the Deposit was released to NRO and $3.0 million was returned to the Company.

On October 1, 2024, the Company closed the NRO Acquisition and paid $49.6 million to the Sellers in cash and in December 2024, the Company completed the final settlement with NRO resulting in NRO paying the Company $2.6 million.

The NRO Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805 - Accounting for Business Combinations (“ASC 805”). The estimated fair value of the consideration paid by the Company and the allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on the Company’s books as of the date of October 1, 2024, (the “Acquisition Closing Date”) of the NRO Acquisition. Additionally, costs directly related to the NRO Acquisition will be capitalized as a component of the Final Purchase Price.

Bayswater Acquisition

On February 6, 2025, the Company entered into an asset purchase agreement (the “Bayswater PSA”) by and among the Company and Bayswater Resources, LLC and affiliates (the “Bayswater Entities”) to acquire certain assets for a total consideration of $602.75 million (the “Purchase Price”), subject to certain closing price adjustments and other customary closing conditions (the “Bayswater Acquisition”).

The Bayswater Acquisition will be accounted for as an asset acquisition in accordance with ASC 805. The estimated fair value of the consideration paid by the Company and the allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on the Company’s books as of the closing date of the Bayswater Acquisition. Additionally, costs directly related to the Bayswater Acquisition will be capitalized as a component of the Purchase Price.

Sale of Cryptocurrency Mining Equipment

On January 23, 2024, the Company completed the Crypto Sale, for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future net revenues associated with the Mining Equipment. See “Description of the Crypto Sale.”

Subsequent Events

Acquisition of DrillCo Interest

In conjunction with the Bayswater Acquisition, the Company is expected to acquire an interest in a DrillCo partnership (“DrillCo”) not owned by Bayswater within 45 days of closing of the Bayswater Acquisition for $14.0 million. Bayswater does not currently own this interest, but is expected to acquire this interest within 45 days of closing of the Bayswater Acquisition. As such, DrillCo was not included in the historical financial results of Bayswater.

Credit Agreement

On December 16, 2024, the Company entered into a reserve-based credit agreement with Citibank, N.A., as administrative agent, and the financial institutions party thereto (the “Existing Credit Agreement”). As of December 16, 2024, the Existing Credit Agreement has a maximum credit commitment of $1.0 billion, a borrowing base of $44.0 million and an aggregate elected commitment of $44.0 million. The Existing Credit Agreement is scheduled to mature on December 16, 2026. The Company borrowed $28.0 million under the Existing Credit Agreement on December 17, 2024. Without the consent of each lender and the administrative agent, the aggregate amount of revolving borrowings and outstanding letters of credit cannot exceed 80% of aggregate elected commitment.

As of January 31, 2025, the Existing Credit Agreement had a borrowing base of $44.0 million and an aggregate elected commitment of $44.0 million. As of January 31, 2025, $34.0 million of revolving borrowings and no letters of credit were outstanding under the Existing Credit Agreement.

NRO Financing Receivable

Senior Convertible Note. On September 30, 2024, YA II PN, LTD., a Cayman Islands exempt limited company (“Yorkville”), advanced an initial $15.0 million (the “Pre-Paid Advance”) to the Company and the Company issued a convertible promissory note (the “Senior Convertible Note”), with an interest rate of 8.00% and a maturity date of September 30, 2025. Yorkville may convert the Pre-Paid Advance into shares of Common Stock at any time at the Conversion Price (as defined in the SEPA). The Company may, at any time, redeem all or a portion or the amounts outstanding under the Senior Convertible Note at 105% of the principal amount thereof, plus accrued and unpaid interest.

The Company did not receive the proceeds from the Senior Convertible Note until October 1, 2024; therefore, it recorded a $14.3 million short-term financing receivable related to the Senior Convertible Note as of September 30, 2024.

On December 16, 2024 and in conjunction with the Existing Credit Agreement, the Company paid down the Senior Convertible Note to $11.3 million. In January 2025, Yorkville converted $7.4 million of the Senior Convertible Note in exchange for 1.5 million shares of common stock.

Subordinated Note. On September 30, 2024 (the “Subordinated Note Effective Date”), the Company entered into a subordinated promissory note (the “Subordinated Note”) with First Idea Ventures LLC and The Hideaway Entertainment LLC (together, the “Noteholders”), in a principal amount of $5.0 million, with a maturity of September 30, 2025. The Subordinated Note has an interest rate of 10.00% and the Noteholders are entitled to a minimum return on capital of up to 2.0x upon the repayment, prepayment or acceleration of the obligations, or the occurrence of certain other triggering events under the Subordinated Note. The Subordinated Note is subordinated to the prior payment in full in cash to the Senior Convertible Note and any future senior secured revolving credit facility of the Company entered into after the Subordinated Note Effective Date. Pursuant to the terms of the Subordinated Note, the Company issued to the Noteholders warrants (the “Subordinated Note Warrants”) to purchase up to 1,141,552 shares of Common Stock, vesting in tranches based on the date of repayment of the Subordinated Note.

The Company did not receive a portion of the proceeds from the Subordinated Note until October 1, 2024; therefore, it recorded a $2.0 million short-term financing receivable related to the Subordinated Note as of September 30, 2024.

On December 16, 2024 and in conjunction with the Existing Credit Agreement, the Company paid down the Subordinated Note to $3.2 million.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2024

	Prairie Operating Co.	Nickel Road	Nickel Road Transaction Accounting		Bayswater Transaction Accounting		Subsequent Event		Financing		Combined
	(Historical)	(Historical)	Adjustments		Adjustments		Adjustments		Adjustments		Pro Forma
			(See Notes 5 and 7)		(See Notes 6 and 7)		(See Notes 4 and 7)		(See Notes 7 and 8)
Assets
Current assets:
Cash and cash equivalents	$40,052,362	$2,597,806	$(47,003,746	)(a)	$(479,900,000	)(k)	$16,250,000	(i)	$520,090,000	(r)	$76,756,708
			(2,597,806	)(h)			32,333,725	(o)
							(5,065,633	)(o)
Note receivable	507,651	-	-		-		-		-		507,651
Joint interest receivable	-	250,545	(250,545	)(h)	-		-		-		32,570
			32,570	(a)
Accrued oil and gas sales	-	3,246,193	(3,246,193	)(h)	-		-		-		-
Prepaid expenses and other current assets	267,365	675,033	(675,033	)(h)	14,000,000	(s)	(14,000,000	)(s)	-		371,460
			104,095	(a)
Short term financing receivable	16,250,000	-	-		-		(16,250,000	)(i)	-		-
Total current assets	57,077,378	6,769,577	(53,636,658)		(465,900,000)		13,268,092		520,090,000		77,668,389

Long-term assets:
Property and equipment
Oil and natural gas properties, successful efforts method of accounting	42,061,414	-	61,032,167	(a)	522,429,283	(k)	14,048,168	(s)	-		639,571,032
Proved properties	-	110,199,820	(110,199,820	)(a)	-		-		-		-
Unproved properties	-	1,545,199	(1,545,199	)(a)	-		-		-		-
Other	93,849	-	-		18,066,343	(k)	-		-		18,160,192
Accumulated depreciation and depletion	(711)	(51,685,812)	51,685,812	(a)	-		-		-		(711)
Total property and equipment, net	42,154,552	60,059,207	972,960		540,495,626		14,048,168		-		657,730,512
Deposits on oil and natural gas properties	6,382,314	-	(6,000,000	)(a)	-		-		-		382,314
Operating lease assets	1,063,659	182,526	(182,526	)(h)	-		-		-		1,063,659
Note receivable - non-current	239,249	-	-		-		-		-		239,249
Deferred transaction costs	229,756	-	(229,756	)(a)	-		-		-		-
Other non-current assets	27,816	-	-		-		-		-		27,816
Total assets	$107,174,724	$67,011,310	$(59,075,980)		$74,595,626		$27,316,260		$520,090,000		$737,111,940

Liabilities, Members’ Capital and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$22,545,465	$-	$7,713,940	(a)	$70,000,000	(k)	$-		$-		$100,259,405
Accounts payable	-	177,540	(177,540	)(h)	-		-		-		-
Accrued liabilities	-	9,468,750	(9,468,750	)(h)	-		-		-		-
Senior convertible note, net	14,250,000	-	-		-		(2,998,492	)(o)	-		3,900,000
							(7,351,508	)(o)
Subordinated promissory note - related party	5,281,141	-	-		-		(2,067,141	)(o)	-		3,214,000
Warrant liabilities - related party	2,758,206	-	-		-		-		-		2,758,206
Operating lease liabilities, current	177,722	182,525	(182,525	)(h)	-		-		-		177,722
Total current liabilities	45,012,534	9,828,815	(2,114,875)		70,000,000		(12,417,141)		-		110,309,333

Long-term liabilities:
Long-term debt, net of deferred financing costs	-	-	-		-		32,333,725	(o)	333,590,000	(p)	365,923,725
Asset retirement obligations	-	1,397,777	(1,397,777	)(h)	1,845,626	(k)	48,168	(s)	-		2,115,184
			221,391	(a)
Operating lease liabilities, long-term	875,105	-	-		-		-		-		875,105
Total long-term liabilities	875,105	1,397,777	(1,176,386)		1,845,626		32,381,893		333,590,000		368,914,014
Total liabilities	$45,887,639	$11,226,592	$(3,291,262)		$71,845,626		$19,964,752		$333,590,000		$479,223,347

Commitments and contingencies

Members’ capital	$-	$55,784,718	$(55,784,718	)(h)	$-		$-		$-		$-

Stockholders’ equity:
Preferred stock; 50,000 shares authorized:
Series D convertible preferred stock; $0.01 par value; 14,467 shares issued and outstanding (actual)	145	-	-		-		-		-		145
Common stock; $0.01 par value; 500,000,000 shares authorized and 22,918,763 shares issued and outstanding (actual) and 47,731,351 shares issued and outstanding (as adjusted)	229,188	-	-		3,161	(k)	15,080		229,885	(q)	477,314
Additional paid-in capital	168,886,525	-	-		2,746,839	(k)	7,336,428		186,270,115	(q)	365,239,907
Accumulated deficit	(107,828,773)	-	-		-		-		-		(107,828,773)
Total stockholders’ equity	61,287,085	-	-		2,750,000		7,351,508		186,500,000		257,888,593
Total liabilities, members’ capital and stockholders’ equity	$107,174,724	$67,011,310	(59,075,980)		74,595,626		$27,316,260		$520,090,000		$737,111,940

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2024

	Prairie Operating Co.	Nickel Road		Bayswater Revenue & Direct Operating	Nickel Road Transaction Accounting		Bayswater Transaction Accounting		Subsequent Event		Financing		Combined
	(Historical)	(Historical)		(Historical)	Adjustments		Adjustments		Adjustments		Adjustments		Pro Forma
					(See Notes 5 and 7)		(See Notes 6 and 7)		(See Notes 4 and 7)		(See Notes 7 and 8)

Revenue:
Oil and gas sales	$-	$30,781,291	$		$-		$343,724,444	(m)	$8,557,991	(s)	$-		$383,063,726
Oil sales	-	-		314,152,566	-		(314,152,566	)(m)	-		-		-
Natural gas and liquids sales	-	-		37,663,182	-		(37,663,182	)(m)	-		-		-
Total revenues	-	30,781,291		351,815,748	-		(8,091,304)		8,557,991		-		383,063,726
Operating costs and expenses:
Depreciation, depletion and amortization	711	10,725,647		-	(8,365,827	)(f)	49,221,079	(l)	1,310,892	(s)	-		52,892,502
Production taxes	-	1,938,671		26,215,597	(452,478	)(h)	-		684,973	(s)	-		28,386,763
Lease operating expense	-	4,169,222		24,771,399	-		2,462,068	(m)	1,983,826	(s)	-		33,386,515
Lease operating expense - related party	-	-		2,462,068	-		(2,462,068	)(m)	-		-		-
Oil gathering expenses	-	-		8,091,304	-		(8,091,304	)(m)	-		-		-
Workover expenses	-	-		1,756,092	-		-		-		-		1,756,092
General and administrative	24,905,341	3,017,990		-	-		-		-		-		27,923,331
Impairment of oil and natural gas properties	-	29,719,123		-	-		-		-		-		29,719,123
Exploration expenses	523,785	-		-	-		-		-		-		523,785
Total operating expenses	25,429,837	49,570,653		63,296,460	(8,818,305)		41,129,775		3,979,691		-		174,588,111
(Loss) income from operations	(25,429,837)	(18,789,362)		288,519,288	8,818,305		(49,221,078)		4,578,300		-		208,475,616

Other income (expense):
Interest income	538,833	-		-	-		-		-		-		538,833
Interest expense	-	(974,935)		-	974,935	(h)	-		(1,263,964	)(o)	(20,015,400	)(p)	(21,279,364)
Loss on issuance of debt	(3,039,347)			-			-		-		-		(3,039,347)
Realized gain on derivative instruments	-	223,485		-	(223,485	)(h)	-		-		-		-
Unrealized loss on derivative instruments	-	(270,925)		-	270,925	(h)	-		-		-		-
Gain on sale of oil and gas properties	-	5,372,679		-	-		-		-		-		5,372,679
Other expenses	-	1,237		-	(1,237	)(h)	-		-		-		-
Total other (expense) income	(2,500,514)	4,351,541		-	1,021,138		-		(1,263,964)		(20,015,400)		(18,407,199)

(Loss) income from operations before provision for income taxes / Revenues in excess of direct operating expenses	(27,930,351)	(14,437,821)		288,519,288	9,839,443		(49,221,078)		3,314,336		(20,015,400)		190,068,416
Provision for income taxes	-	-		-	-		(44,368,443	)(n)	-		-		(44,368,443)
(Loss) income from continuing operations	$(27,930,351)	$(14,437,821)		$288,519,288	$9,839,443		$(93,589,512)		$3,314,336		$(20,015,400)		$145,699,973

Earnings (loss) per common share:
Income (loss) per share, basic	$(2.24)												$3.86
Income (loss) per share, diluted	$(2.24)												$2.76
Weighted average common shares outstanding, basic	12,938,342						316,092	(k)	1,507,990	(o)	22,988,506	(q)	37,750,930
Weighted average common shares outstanding, diluted	12,938,342						316,092	(k)	1,507,990	(o)	38,017,524	(q)	52,779,948

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2023

	Prairie Operating Co.	Creek Road Miners, Inc. (As	Nickel Road	Bayswater Revenue & Direct Operating	Creek Road Miners, Inc. Acquisition		Nickel Road Transaction Accounting		Bayswater Transaction Accounting		Cryptocurrency Asset Sale		Subsequent Event		Financing		Combined
	(Historical)	Adjusted)	(Historical)	(Historical)	Adjustments		Adjustments		Adjustments		Adjustments		Adjustments		Adjustments		Pro Forma
		(See Note 2)			(See Note 7)		(See Notes 5 and 7)		(See Notes 6 and 7)		(See Notes 3 and 7)		(See Notes 4 and 7)		(See Notes 7 and 8)
Revenue:
Cryptocurrency mining	$1,545,792	$73,584	$-		$-		$-		$		$(1,619,376	)(b)	$		$-		$-
Oil and gas sales	-	-	48,169,114	-	-		(899,352	)(g)	458,289,100	(m)	-		17,315,713	(s)	-		522,874,575
Oil sales	-	-	-	415,000,112	-		-		(415,000,112	)(m)	-		-		-		-
Natural gas and liquids sales	-	-	-	51,831,604	-		-		(51,831,604	)(m)	-		-		-		-
Total revenues	1,545,792	73,584	48,169,114	466,831,716	-		(899,352)		(8,542,616)		(1,619,376)		17,315,713		-		522,874,575
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	548,617	80,140	-	-	-		-		-		(628,757	)(b)	-		-		-
Depreciation, depletion and amortization	983,788	116,724	16,115,889	-	141,885	(c)	(12,947,233	)(f)	58,737,663	(l)	(1,242,397	)(b)	1,562,571	(s)	-		63,468,890
Production taxes	-	-	4,408,520	31,325,533	-		(438,938	)(g)			-		1,060,612	(s)	-		36,355,727
Lease operating expense	-	-	4,616,425	39,898,053	-		-		2,687,187	(m)			2,547,479	(s)	-		49,749,144
Lease operating expense - related party	-	-	-	2,687,187	-		-		(2,687,187	)(m)	-		-		-		-
Oil gathering expenses	-	-	-	8,542,616	-		-		(8,542,616	)(m)	-		-		-		-
Workover expenses	-	-	-	3,278,240	-		-				-		-		-		3,278,240
General and administrative	16,269,045	1,119,277	4,068,463	-	170,120	(d)	-		-		-		-		-		21,626,905
Stock based compensation	-	170,120	-	-	(170,120	)(d)	-		-		-		-		-		-
Impairment of cryptocurrency mining equipment	17,072,015	-	-	-	-		-		-		(17,072,015	)(b)	-		-		-
Impairment of oil and natural gas properties	-	-	5,077,697	-	-		-		-		-		-		-		5,077,697
Exploration expenses	263,757	-	-	-	-		-		-		-		-		-		263,757
Total operating expenses	35,137,222	1,486,261	34,286,994	85,731,629	141,885		(13,386,170)		50,195,047		(18,943,169)		5,170,662		-		179,820,360
(Loss) income from operations	(33,591,430)	(1,412,677)	13,882,120	381,100,088	(141,885)		12,486,818		(58,737,663)		17,323,793		12,145,050		-		343,054,215

Other income (expense):
Interest income	248,073	-	15,267	-	-		-		-		-		-		-		263,340
Interest expense	(121,834)	(214,344)	(2,025,960)	-	120,076	(e)	2,025,960	(h)	-		-		(1,685,286	)(o)	(26,687,200	)(p)	(28,588,588)
Gain on sale of oil and gas properties	-	-	5,925,755	-	-		(5,925,755	)(h)	-		-		-		-		-
Realized loss on derivative instruments	-	-	(1,021,596)	-	-		1,021,596	(h)	-		-		-		-		-
Unrealized gain on derivative instruments	-	-	2,998,792	-	-		(2,998,792	)(h)	-		-		-		-		-
Other income	-	-	4,227	-	-		(4,227	)(h)	-		-		-		-		-
Loss on adjustment to fair value - Warrant Liabilities	(39,797,994)	-	-	-	-		-		-		-		-		-		(39,797,994)
Loss on adjustment to fair value - AR Debentures	(3,790,428)	-	-	-	-		-		-		-		-		-		(3,790,428)
Loss on adjustment to fair value - Obligation Shares	(1,477,103)	-	-	-	-		-		-		-		-		-		(1,477,103)
Liquidated damages	(548,144)	-	-	-	-		-		-		-		-		-		(548,144)
Total other (expense) income	(45,487,430)	(214,344)	5,896,485	-	120,076		(5,881,218)		-		-		(1,685,286)		(26,687,200)		(73,938,917)

(Loss) income from operations before provision for income taxes / Revenues in excess of direct operating expenses	(79,078,860)	(1,627,021)	19,778,605	381,100,087	(21,809)		6,605,600		(58,737,663)		17,323,793		10,459,764		(26,687,200)		269,115,298
Provision for income taxes	-	-	(18,000)	-	-		18,000	(h)	(61,559,549	)(n)	-		-		-		(61,559,549)
(Loss) income from continuing operations	$(79,078,860)	$(1,627,021)	$19,760,605	$381,100,088	$(21,809)		$6,623,600		$(120,297,212)		$17,323,793		$10,459,764		$(26,687,200)		$207,555,749

Earnings (loss) per common share:
Income (loss) per share, basic	$(16.51)	$(4.02)															$6.55
Income (loss) per share, diluted	$(16.51)	$(4.02)															$3.85
Weighted average common shares outstanding, basic	4,788,412	428,611 (j)			1,646,741	(j)			316,092	(k)			1,507,990	(o)	22,988,506	(q)	31,676,352
Weighted average common shares outstanding, diluted	4,788,412	428,611 (j)			1,646,741	(j)			316,092	(k)			1,507,990	(o)	45,191,444	(q)	53,879,290

Note 1 - Basis of Pro Forma Presentation

The NRO Acquisition will be accounted for as an asset acquisition in accordance with ASC 805. The estimated fair value of the consideration paid by the Company and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on the Company’s books as of the Acquisition Closing Date. Additionally, costs directly related to the NRO Acquisition will be capitalized as a component of the Final Purchase Price.

The Bayswater Acquisition will be accounted for as an asset acquisition in accordance with ASC 805. The estimated fair value of the consideration paid by the Company and the allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on the Company’s books as of the closing date of the Bayswater Acquisition. Additionally, costs directly related to the Bayswater Acquisition will be capitalized as a component of the Bayswater Purchase Price.

The Crypto Sale requires presentation as discontinued operations upon the issuance of future financial statements in accordance with GAAP. Pursuant to the requirements of Article 3 of Regulation S-X, the Crypto Sale is considered a significant disposition and requires pro forma presentation in accordance with Article 11 of Regulation S-X.

The Merger was accounted for as a reverse asset acquisition under existing GAAP. For accounting purposes, Prairie LLC was treated as acquiring Merger Sub in the Merger.

Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Prairie LLC with the acquisition being treated as the equivalent of Prairie LLC issuing stock for the net assets of the Company. On the Merger Closing Date, the assets and liabilities of the Company were recorded based upon relative fair values, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 combines the historical balance sheet of the Company and the historical consolidated balance sheet of NRO as of September 30, 2024 on a pro forma basis in accordance with Article 11 of Regulation S-X, as amended, as if the Transactions, the Subsequent Events, described in Note 4 – Subsequent Events below, and the Financing Transactions described in Note 8 – Financing had been consummated on September 30, 2024.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023 combine the historical statements of operations of the Company, the historical statements of operations of Creek Road Miners, Inc., the historical consolidated statements of operations of NRO, and the historical statement of revenue and direct operating expenses of Bayswater, as applicable, on a pro forma basis as if the Transactions, the Subsequent Events, described in Note 4 – Subsequent Events below, and the Financing Transactions described in Note 8 – Financing below had been consummated on January 1, 2023.

The pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding, assuming the Transactions and the Financing Transactions described in Note 8 – Financing below, occurred on January 1, 2023.

The unaudited pro forma condensed combined financial information is based on, and should be read in conjunction with, (i) the audited historical financial statements of the Company as of and for the year ended December 31, 2023 and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023, filed with the SEC on March 20, 2024, (ii) the unaudited historical financial statements of the Company as of and for the nine months ended September 30, 2024 and the notes thereto, as well as the disclosures contained in the section “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Prairie Operating Co.” included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on November 8, 2024, (iii) NRO’s audited consolidated financial statements for the year ended December 31, 2023, included in the Company’s Amendment to its Current Report on Form 8-K/A, filed with the SEC on March 19, 2024; (iv) NRO’s unaudited consolidated financial statements for the nine months ended September 30, 2024, included in the Company’s Current Report on Form 8-K, filed with the SEC on November 27, 2024; (v) the exhibit entitled “Information About NRO.” included in the Company’s Current Report on Form 8-K, filed with the SEC on October 4, 2024, (vi) Bayswater’s unaudited statement of revenue and direct operating expenses for the nine months ended September 30, 2024, included in the Company’s Current Report on Form 8-K, filed with the SEC on February 6, 2025; (vii) Bayswater’s audited statement of revenue and direct operating expenses for the years ended December 31, 2023 and December 31, 2022, included in the Company’s Current Report on Form 8-K, filed with the SEC on February 6, 2025; and (viii) the exhibit entitled “Management’s Discussion and Analysis of Results of Operations of the Acquired Properties” included in the Company’s Current Report on Form 8-K, filed with the SEC on February 6, 2025.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the Company’s financial condition or results of operations would have been had the Transactions, Subsequent Events, described in Note 4 – Subsequent Events below, or the Financing Transactions described in Note 8 – Financing below occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information do not project the Company’s future financial condition and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this filing and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on the Company’s results of operations and are subject to change as additional information becomes available and analyses are performed.

Note 2 - Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information

The historical financial statements of Creek Road Miners, Inc. (“Creek Road”) included in the Company’s Quarterly Report on Form 10-Q/A filed with the SEC on June 16, 2023 include the historical statement of operations of Creek Road for the three months ended March 31, 2023. Given the Merger was not completed until May 3, 2023, for pro forma purposes herein in order to determine the Creek Road, As Adjusted amounts, Creek Road’s results of operations for the three months ended March 31, 2023, have been added to Creek Road’s results of operations for the period from April 1, 2023, through May 2, 2023, as reflected in the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023.

	Creek Road
	For the Three Months Ended March 31, 2023	For the Period from April 1, 2023 through May 2, 2023	As Adjusted
Revenue:
Cryptocurrency mining	$—	$73,584	$73,584
Total revenues	—	73,584	73,584
Operating costs and expenses:
Cryptocurrency mining costs (exclusive of depreciation and amortization shown below)	6,305	73,835	80,140
Depreciation, depletion and amortization	64,576	52,148	116,724
General and administrative	576,289	542,988	1,119,277
Stock based compensation	170,120	—	170,120
Total operating expenses	817,290	668,971	1,486,261
(Loss) income from operations	(817,290)	(595,387)	(1,412,677)
Other expenses:
Interest expense	(154,076)	(60,268)	(214,344)
Total other expenses	(154,076)	(60,268)	(214,344)
(Loss) income from operations before provision for income taxes	(971,366)	(655,655)	(1,627,021)
Provision for income taxes	—	—	—
(Loss) income from continuing operations	$(971,366)	$(655,655)	$(1,627,021)
Earnings (loss) per common share:
Loss per share, basic and diluted	$(2.49)	$(1.53)	$(4.02)
Weighted average common shares outstanding, basic and diluted	428,611	428,611	428,611

Note 3 - Cryptocurrency Asset Sale

On January 23, 2024, the Company completed the sale of all of the Mining Equipment for consideration consisting of (i) $1.0 million in cash and (ii) $1.0 million (plus accrued interest) in deferred cash payments to be made out of a portion of the future net revenues associated with the Mining Equipment. This sale requires presentation within discontinued operations upon the issuance of financial statements and, as such, requires an adjustment in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023.

Note 4 - Subsequent Events

Acquisition of DrillCo Interest

In conjunction with the Bayswater Acquisition, the Company is expected to acquire an interest in DrillCo not owned by Bayswater within 45 days of closing of the Bayswater Acquisition for $14.0 million. Bayswater does not currently own this interest, but is expected to acquire this interest within 45 days of closing of the Bayswater Acquisition. As such, DrillCo was not included in the historical financial results of Bayswater.”

Credit Agreement

On December 16, 2024, the Company entered into the Existing Credit Agreement. As of December 16, 2024, the Existing Credit Agreement has a maximum credit commitment of $1.0 billion, a borrowing base of $44.0 million and an aggregate elected commitment of $44.0 million. The Existing Credit Agreement is scheduled to mature on December 16, 2026. The Company borrowed $28.0 million under the Existing Credit Agreement on December 17, 2024. Without the consent of each lender and the administrative agent, the aggregate amount of revolving borrowings and outstanding letters of credit cannot exceed 80% of aggregate elected commitment.

As of January 31, 2025, the Existing Credit Agreement had a borrowing base of $44.0 million and an aggregate elected commitment of $44.0 million. As of January 31, 2025, $34.0 million of revolving borrowings and no letters of credit were outstanding under the Existing Credit Agreement.

NRO Financing Receivable

Senior Convertible Note. On September 30, 2024, Yorkville, advanced the Pre-Paid Advance to the Company and the Company issued the Senior Convertible Note, with an interest rate of 8.00% and a maturity date of September 30, 2025. Yorkville may convert the Pre-Paid Advance into shares of Common Stock at any time at the Conversion Price (as defined in the SEPA). The Company may, at any time, redeem all or a portion or the amounts outstanding under the Senior Convertible Note at 105% of the principal amount thereof, plus accrued and unpaid interest.

The Company did not receive the proceeds from the Senior Convertible Note until October 1, 2024; therefore, it recorded a $14.3 million short-term financing receivable related to the Senior Convertible Note as of September 30, 2024.

On December 16, 2024 and in conjunction with the Existing Credit Agreement, the Company paid down the Senior Convertible Note to $11.3 million. In January 2025, Yorkville converted $7.4 million of the Senior Convertible Note in exchange for 1.5 million shares of common stock.

Subordinated Note. On September 30, 2024, the Company entered into the Subordinated Note with the Noteholders, in a principal amount of $5.0 million, with a maturity of September 30, 2025. The Subordinated Note has an interest rate of 10.00% and the Noteholders are entitled to a minimum return on capital of up to 2.0x upon the repayment, prepayment or acceleration of the obligations, or the occurrence of certain other triggering events under the Subordinated Note. The Subordinated Note is subordinated to the prior payment in full in cash to the Senior Convertible Note and any future senior secured revolving credit facility of the Company entered into after the Subordinated Note Effective Date. Pursuant to the terms of the Subordinated Note, the Company issued the Subordinated Note Warrants to purchase up to 1,141,552 shares of Common Stock to the Noteholders, vesting in tranches based on the date of repayment of the Subordinated Note.

The Company did not receive a portion of the proceeds from the Subordinated Note until October 1, 2024; therefore, it recorded a $2.0 million short-term financing receivable related to the Subordinated Note as of September 30, 2024.

On December 16, 2024 and in conjunction with the Existing Credit Agreement, the Company paid down the Subordinated Note to $3.2 million.

Note 5 - Preliminary Purchase Price - NRO Acquisition

The preliminary allocation of the total Final Purchase Price in the NRO Acquisition, on a relative fair value basis, is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the Acquisition Closing Date using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the Acquisition Closing Date, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, assets acquired and liabilities assumed by the Company are expected to be initially recorded as follows:

Consideration:
Cash consideration (1)	$47,003,746
Deposit on oil and gas properties (2)	6,000,000
Direct transaction costs (3)	238,846
Total consideration	$53,242,592
Assets acquired:
Oil and gas properties	$61,032,167
Prepaid expenses, third-party JIB receivable, and other	136,665
$61,168,832
Liabilities assumed:
Accounts payable and accrued expenses (4)	$7,704,850
Asset retirement obligation, long-term	221,391
$7,926,240

(1)	Includes final settlement statement payment of $2.6 million from NRO to the Company.
(2)	Represents the Deposit paid by the Company to NRO.
(3)	Represents estimated transaction costs associated with the NRO Acquisition which have been capitalized in accordance with ASC 805-50.
(4)	Represents the amounts associated with the assets acquired in the NRO Acquisition unpaid at the closing date and primarily relates to ad valorem tax liabilities of $6.3 million and suspended revenues of $1.2 million.

The consideration is allocated to the assets acquired and liabilities assumed on a relative fair value basis. The fair value measurements of assets acquired and liabilities assumed, on a relative fair value basis, are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 6 - Preliminary Purchase Price - Bayswater Acquisition

The preliminary allocation of the total Purchase Price in the Bayswater Acquisition, on a relative fair value basis, is based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of the closing date using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, assets acquired and liabilities assumed by the Company are expected to be initially recorded as follows:

Consideration:
Cash consideration (1)	$472,000,000
Direct transaction costs (2)	7,900,000
Common stock issued to the sellers (3)	2,750,000
Total consideration	$482,650,000
Assets acquired:
Oil and gas properties	$522,429,283
Other assets	18,066,343
$540,495,626
Liabilities assumed:
Accounts payable and accrued expenses (4)	$70,000,000
Asset retirement obligation, long-term	1,845,626
$71,845,626

(1)	Includes customary purchase price adjustments.
(2)	Represents estimated transaction costs associated with the Bayswater Acquisition which have been capitalized in accordance with ASC 805-50.
(3)	Represents approximately 0.3 million shares of common stock issued to the sellers.
(4)	Represents the amounts associated with the assets acquired in the Bayswater Acquisition unpaid at the closing date and primarily relates to ad valorem tax and severance tax liabilities of $30.0 million and suspended revenues of $40.0 million.

This preliminary allocation does not include the DrillCo acquisition, which will be included in the Bayswater Acquisition upon its closing and is currently estimated to increase oil and gas properties by $14.0 million and asset retirement obligation by $48.0 thousand, see Note 4 – Subsequent Events.

The consideration is allocated to the assets acquired and liabilities assumed on a relative fair value basis. The fair value measurements of assets acquired and liabilities assumed, on a relative fair value basis, are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 7 - Unaudited Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 and in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 are as follows:

(a)	Reflects the adjustment to record the assets acquired and liabilities assumed, on a relative fair value basis, in the NRO Acquisition along with transfer of consideration (see Note 5 – Preliminary Purchase Price – NRO Acquisition).

(b)	Reflects the adjustment to record the Crypto Sale (see Note 3 – Cryptocurrency Asset Sale).

(c)	Reflects the adjustment to depreciation expense required to reflect a decrease in the estimated useful life of acquired cryptocurrency mining assets of approximately one year (see Note 2 – Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information).

(d)	Reflects the reclassification of stock based compensation to conform to the Company’s financial statement presentation (see Note 2 – Creek Road Miners, Inc. As Adjusted Historical Financial Statement Information).

(e)	Reflects the adjustment to interest expense from the conversion of notes payable and the Original Debentures.

(f)	Reflects the adjustment for depreciation, depletion and amortization expense associated with the assets acquired in the NRO Acquisition.

(g)	Reflects the adjustment required to remove the impact of assets not acquired using the information provided by NRO.

(h)	Reflects the adjustment to remove the financial statement effect of amounts related to assets that were not acquired and liabilities that were not assumed in the NRO Acquisition.

(i)	Reflects the Senior Convertible Note and Subordinated Note proceeds received on October 1, 2024 (see Note 4 – Subsequent Events).

(j)	The Combined Pro Forma weighted average shares outstanding include the historical shares of Creek Road Miners, Inc. and Creek Road Miners, Inc. acquisition adjustment pursuant to the requirements of accounting for the Merger as a reverse asset acquisition and as required to properly reflect the Merger as consummated on January 1, 2023.

(k)	Reflects the adjustment to record the assets acquired and liabilities assumed, on a relative fair value basis, in the Bayswater Acquisition along with transfer of consideration, inclusive of common shares issued to the sellers (see Note 6 – Preliminary Purchase Price – Bayswater Acquisition).

(l)	Reflects the adjustment for depreciation, depletion and amortization expense associated with the assets acquired in the Bayswater Acquisition.

(m)	Reflects the reclassification of oil sales, natural gas and liquids sales, lease operating expenses - related party and oil gathering expenses to conform to the Company’s financial statement presentation.

(n)	Reflects the estimated combined Company income tax expense resulting from the impact of including the revenue in excess of direct operating expenses from the Bayswater Acquisition to the Company’s income from continuing operations before income taxes.

(o)	Reflects the adjustment to record the January 31 2025 outstanding borrowings of $34.0 million, net of $1.7 million deferred financing costs, under the Existing Credit Agreement and the associated increase in interest expense along with the reduction of principal associated with the paydown of the Senior Convertible Note of $3.0 million, conversion of $7.4 million of the Senior Convertible Note into common stock, and the Subordinated Note of $2.1 million and the associated decrease in interest expense (see Note 4 – Subsequent Events).

(p)	Reflects the adjustment to record the additional borrowing under the New Credit Agreement, net of deferred financing costs, and the associated increase in interest expense (see Note 8 – Financing).

(q)	Reflects the adjustment to record the issuance of common stock to partially fund the Bayswater Acquisition (see Note 8 – Financing).

The Company’s diluted weighted average shares outstanding for the nine months ended September 30, 2024 include the following potentially dilutive securities:

Potentially Dilutive Security	Quantity	Stated Value Per Share	Total Value or Stated Value	Assumed Conversion Price	Resulting Common Shares
Merger Options, restricted stock units, and performance stock units (1)	9,050,909	$—	$—	$—	1,050,909
Common stock warrants	228,004,372	—	—	—	9,064,951
Series D Preferred Stock	14,457	1,000	14,456,680	5.00	2,891,336
Senior Convertible Note (2)	—	—	15,750,000	7.79	2,021,823

Total					15,029,018

(1)	Not exercisable or vested as of September 30, 2024.
(2)	Reflects the conversion option of the $15.0 million Senior Convertible Note at 105% principal amount, pursuant to the SEPA.

The Company’s diluted weighted average shares outstanding for the year ended December 31, 2023 include the following potentially dilutive securities:

Potentially Dilutive Security	Quantity	Stated Value Per Share	Total Value or Stated Value	Assumed Conversion Price	Resulting Common Shares
Common stock options and restricted stock units (1)	8,547,574	$—	$—	$—	547,574
Common stock warrants	386,569,653	—	—	—	13,529,938
Series D Preferred Stock	20,627	1,000	20,627,130	5.00	4,125,426
Series E Preferred Stock	20,000	1,000	20,000,000	5.00	4,000,000

Total					22,202,938

(1)	Not exercisable or vested as of December 31, 2023.

(r)	Reflects the adjustment to record the net proceeds received from the additional borrowing under the New Credit Agreement and the issuance of common stock (see notes (p) and (q) above).

(s)	Reflects the adjustments to record the acquisition of DrillCo and the required adjustments (see Note 4 – Subsequent Events).

Note 8 - Financing

Debt Financing

In connection with the Bayswater Acquisition, the Company has entered into the Commitment Letter with Citibank, N.A. and the other lenders party thereto, which is referred to as the Commitment Letter, pursuant to which the Company has received commitments to amend and restate its Existing Credit Agreement, which is referred to as the New Credit Agreement, to increase the borrowing base to $475.0 million as of the closing of the Bayswater Acquisition and extend its maturity date to four years after the closing date. The Company also expects that the New Credit Agreement will include changes to certain provisions of its Existing Credit Agreement, subject to agreement with the lenders, to take into account the Bayswater Acquisition. The Company expects to enter into its New Credit Agreement prior to or substantially concurrently with the closing of the Bayswater Acquisition and intends to fund a portion of the purchase price of the Bayswater Acquisition using borrowings under its New Credit Agreement, resulting in an total outstanding balance of approximately $346.0 million. However, there can be no assurance that the Company will enter into its New Credit Agreement within the anticipated time frame, or at all.

Equity Financing

The Company expects to generate gross proceeds of $200.0 million (before underwriting discounts and commissions and offering expenses) from the Offering, which it partially intends to use to fund the cash consideration in the Bayswater Acquisition and the remainder for general corporate purposes. After deducting the underwriting discounts and commissions and offering expenses payable by the Company, the total net proceeds are expected to be approximately $186.5 million. Based on the closing price of the Company’s Common Stock on January 31, 2025 of $8.70, it expects to issue approximately 23.0 million shares of Common Stock (assuming no exercise of the underwriters’ option to purchase additional shares) and an additional 0.3 million shares of Common Stock to the sellers.

The following table summarizes the estimated Common Stock to be issued resulting from a 10% fluctuation in the market price of the shares of Common Stock:

	Share Price	Common Stock Issued
As presented	$8.70	22,988,506
10% increase	$9.57	20,898,642
10% decrease	$7.83	25,542,784